                                                                  EXHIBIT(10)(C)

                       CONSENT OF BARRY G. SKOLNICK, ESQ.


I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus included in Post-Effective Amendment No. 2 to the Registration Statement on Form N-4 for certain variable annuity insurance contracts issued through ML of New York Variable Annuity Separate Account A of ML Life Insurance Company of New York, File No. 333-69220.


                                          By:     /s/ Barry G. Skolnick
                                            ------------------------------------
                                                  Barry G. Skolnick, Esq.
                                             Senior Vice President and General
                                                           Counsel


June 19, 2002